Exhibit 9(c)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302) 658-9200

(302) 658-3989 FAX

November 30, 2018

Managed Account Series

100 Bellevue Parkway

Wilmington, DE 19809

Re:	BlackRock GA Disciplined Volatility Equity Fund

BlackRock GA Enhanced Equity Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Managed Account Series, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to (i) the issuance of Shares of Class K (the “Class K”), a Class of BlackRock GA Disciplined Volatility Equity Fund (“Disciplined Volatility Fund”) and BlackRock GA Enhanced Equity Fund (“Enhanced Equity Fund” and together with Disciplined Volatility Fund, the “Funds” and each, individually, a “Fund”), each a Series of the Trust (the “Class K Registered Shares”), and (ii) the issuance of Institutional Class (the “Institutional Class” and together with Class K, the “Issuance Classes” and each, individually, an “Issuance Class”) Shares, a Class of each Fund (the “Institutional Class Registered Shares” and together with the Class K Registered Shares, the “Registered Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of April 28, 2005 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-Effective Amendment No. 39 to Registration Statement No. 333-124463 under the Securities Act of 1933 and Amendment No. 41 to Registration Statement No. 811-21763 under the Investment Company Act of 1940 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the day hereof (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on April 28, 2005; the Governing Instrument; the Amended and Restated Bylaws of the Trust (the “Bylaws”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on February 14-15, 2017 relating to the establishment of the Funds as Series of the Trust (the “Fund Resolutions”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on September 20-21, 2018 relating to the issuance of the Registered Shares (the “Issuance

Managed Account Series

November 30, 2018

Resolutions” and together with the Governing Instrument, the Bylaws, the Registration Statement and the Fund Resolutions, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption by the Board of Trustees of the Fund Resolutions and the Issuance Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) that no event has occurred or will occur prior to the issuance of the Registered Shares that would cause a termination or dissolution of the Trust or any Series or Class thereof under Section 2 of Article VIII of the Governing Instrument; (iv) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vi) that appropriate notation of the names and addresses of, the number of the Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (vii) the taking of all appropriate action by the Trustees to designate Series and Classes of Shares, including the Funds and the Issuance Classes, and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (viii) that the required consideration for Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (ix) that the Registered Shares constitute the Shares covered by the Registration Statement; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Registered Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

Managed Account Series

November 30, 2018

With respect to the foregoing opinion, we note that under Section 5 of Article IV of the Governing Instrument, the Board of Trustees has the power to cause each Shareholder or each Shareholder of any particular Series to pay directly for certain charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering